Exhibit 99.1

TheZenith

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman and President

ZENITH ANNOUNCES THIRD QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, October 23, 2006   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income of $72.2 million, or $1.94 per share, for the third quarter of 2006 compared to net income of $23.0 million, or $0.63 per share, for the third quarter of 2005.  Net income for the nine months ended September 30, 2006 was $183.8 million, or $4.95 per share, compared to net income for the nine months ended September 30, 2005 of $108.7 million, or $2.99 per share.  Catastrophe losses after tax of $3.2 million ($0.09 per share) and $12.9 million ($0.35 per share) reduced net income in the third quarter of 2006 and nine months ended September 30, 2006, respectively, compared to catastrophe losses after tax of $36.2 million ($0.98 per share), which reduced net income in the third quarter of 2005 and nine months ended September 30, 2005.

Net income includes realized gains on investments after tax of $0.5 million and $2.3 million ($0.01 per share and $0.06 per share) in the third quarter of 2006 and nine months ended September 30, 2006, respectively, compared to $1.3 million and $13.8 million ($0.04 per share and $0.37 per share) in the corresponding periods of 2005.

Underwriting income from the workers’ compensation and reinsurance segments was as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In Thousands)
Underwriting Income (Loss) Before Tax From(1):
Workers’ Compensation Segment	$92,345	$62,681	$231,459	$146,706
Reinsurance Segment	(5,002)	(49,951)	(19,911)	(45,002)

(1)             Does not include any investment income, as described in the Supplemental Financial Information in this press release.

Workers’ compensation reported accident year combined ratios were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Combined Ratio(1)	59.6%	77.4%	67.5%	82.5%
Prior Accident Year Items:
Favorable loss reserve development	25.6%	2.9%	17.4%	1.6%
Policyholder Dividends(2)	(11.8)%	(4.0)%	(3.8)%	(1.3)%
Total Prior Accident Year	13.8%	(1.1)%	13.6%	0.3%
Current Accident Year Combined Ratio	73.4%	76.3%	81.1%	82.8%

(1)             See description in the Supplemental Financial Information on page 9.

(2)             Additional policyholder dividends related to the lower loss ratio estimates for prior accident years.

Workers’ compensation net premiums earned decreased approximately 15% in the nine months ended September 30, 2006 compared to the corresponding period in 2005.  In California, workers’ compensation net premiums earned decreased approximately 21% in the nine months ended September 30, 2006 compared to the corresponding period in 2005, principally as a result of rate decreases and reduced insured payrolls due to increased competition.

Consolidated net cash flow from operating activities was $104.2 million for the nine months ended September 30, 2006 compared to $282.9 million for the nine months ended September 30, 2005.  Net cash flow from our workers’ compensation business was $211.6 million and $339.7 million for the nine month periods ended September 30, 2006 and 2005, respectively (see description in the Supplemental Financial Information on page 9).

Consolidated stockholders’ equity per share at September 30, 2006, June 30, 2006, March 31, 2006 and December 31, 2005 was $23.49, $21.35, $20.42 and $19.14, respectively.  Return on average equity in the nine months ended September 30, 2006 was 31.4% compared to 25.4% in the corresponding period of 2005 and 26.3% in the year ended December 31, 2005.

Commenting on the results, Stanley R. Zax, Chairman & President, said:  “Our financial strength and net income improved in the third quarter of 2006 compared to the third quarter of last year due to increased income from our workers’ compensation business and higher investment income.  Favorable deflationary trends continue in our workers’ compensation business, reducing current accident year loss and combined ratios, and providing favorable development on prior year reserves.  We believe it will be several years before we know the long-term outcome of cost trends for recent accident years due to reforms, therefore we have considered this risk in establishing our loss reserves.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to, the following: (1) competition; (2) adverse state and federal legislation and regulation; (3) changes in interest rates causing fluctuations of investment income and fair values of investments; (4) changes in the frequency and severity of claims and catastrophes; (5) adequacy of loss reserves; (6) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; (7) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; (8) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and (9) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands, except per share and footnotes)

TOTAL REVENUES	$257,963	$323,895	$805,601	$961,796

SELECTED INCOME DATA:

Net Investment Income after Tax	18,334	13,843	52,378	38,235
Realized Gains on Investments after Tax(1)	541	1,329	2,311	13,823
Income from Investment Segment after Tax	18,875	15,172	54,689	52,058

Income from Continuing Operations after Tax(2)	72,200	21,747	183,800	107,447
Gain on Sale of Discontinued Real Estate Segment after Tax(3)		1,253		1,253
Net Income	$72,200	$23,000	$183,800	$108,700

INCOME FROM CONTINUING OPERATIONS PER COMMON SHARE(1)(2):
Basic(4)	$1.95	$0.63	$4.97	$3.30
Diluted(5)	1.94	0.60	4.95	2.96

NET INCOME PER COMMON SHARE(1)(2):
Basic(4)	$1.95	$0.67	$4.97	$3.34
Diluted(5)	1.94	0.63	4.95	2.99

STOCKHOLDERS’ EQUITY:
Stockholders’ Equity			$869,157	$629,840
Stockholders’ Equity per Share			23.49	18.22

NUMBER OF COMMON SHARES:
Outstanding(4)			36,998	34,563
Weighted Average for the Period—Basic(4)	36,997	34,266	36,964	32,519
Weighted Average for the Period—Diluted(5)	37,180	37,098	37,162	37,029

(1)                Realized gains on investments were $0.01 per share and $0.06 per share in the three and nine months ended September 30, 2006, respectively, compared to $0.04 and $0.37 in the corresponding periods of 2005.

(2)                Includes catastrophe losses after tax of $3.2 million ($0.09 per share) and $12.9 million ($0.35 per share) in the three and nine months ended September 30, 2006, respectively, compared to $36.2 million ($0.98 per share) in the three and nine months ended September 30, 2005.

(3)                In the third quarter of 2005, we recorded the last payment under the earn-out provision of the 2002 sale of our home building business and related real estate assets.

(4)                Outstanding shares at September 30, 2006 and basic average outstanding shares for the three and nine months ended September 30, 2006 include shares issued in 2005 in connection with the conversion of $123.8 million aggregate principal amount of Convertible Notes.  Outstanding shares at September 30, 2005 and basic average outstanding shares for the three and nine months ended September 30, 2005 include shares issued in 2005 in connection with the conversion of $81.2 million aggregate principal of Convertible Notes.

(5)                Diluted average outstanding shares include the impact of all additional shares that would be issuable in connection with conversion of the Convertible Notes.  This represents an additional 69,000 shares for each of the three and nine months ended September 30, 2006 and an additional 2.6 million and 4.3 million shares for the three and nine months ended September 30, 2005, respectively.  After tax interest associated with the Convertible Notes of $12,000 and $36,000 for the three and nine months ended September 30, 2006, respectively, and $0.4 million and $2.2 million for the three and nine months ended September 30, 2005, respectively, is added back to net income in computing diluted earnings per share.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
	2006	2005
	(In thousands, except footnotes)

TOTAL REVENUES:

Net Premiums Earned	$723,546	$883,799
Net Investment Income	78,499	56,732
Realized Gains on Investments	3,556	21,265
	$805,601	$961,796
RESULTS OF OPERATIONS BY SEGMENT(1):
Income from Investment Segment:
Net Investment Income	$78,499	$56,732
Net Realized Gains on Investments	3,556	21,265
	82,055	77,997
Workers’ Compensation Segment	231,459	146,706
Reinsurance Segment(2)	(19,911)	(45,002)
Parent Segment(3)	(9,068)	(17,571)
Income from Continuing Operations before Tax and Equity in Earnings of Investee	284,535	162,130
Income Tax Expense	100,735	55,477
Income from Continuing Operations after Tax and before Equity in Earnings of Investee	183,800	106,653
Equity in Earnings of Investee after Tax(4)		794
Income from Continuing Operations after Tax	183,800	107,447
Gain on Sale of Discontinued Real Estate Segment after Tax(5)		1,253
NET INCOME	$183,800	$108,700

(1)                See Supplemental Financial Information for a description of segment results.

(2)                Includes $19.9 million before tax ($12.9 million after tax, or $0.35 per share) of increased losses attributable to claims and information we received in the second and third quarters of 2006 primarily from Hurricanes Wilma and Rita.  Catastrophe losses associated with Hurricanes Katrina and Rita were $55.7 million before tax ($36.2 million after tax, or $0.98 per share) in the nine months ended September 30, 2005.

(3)                Includes interest expense before tax of $4.0 million and $7.3 million for the nine months ended September 30, 2006 and 2005, respectively.  Interest expense is lower in 2006 because $123.8 million aggregate principal amount of our Convertible Notes were converted in 2005.  The nine months ended September 30, 2005 includes an expense of $4.7 million before tax ($3.4 million after tax, or $0.09 per share) paid in connection with the conversion of our Convertible Notes.

(4)                We no longer record our investment in Advent Capital under the equity method of accounting after the second quarter of 2005.

(5)                In the third quarter of 2005, we recorded the last payment under the earn-out provision of the 2002 sale of our home building business and related real estate assets.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Nine Months Ended September 30,
	2006		2005
	(Dollars in thousands)

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written(1):
Workers’ Compensation:
California	$458,278	62.4%	$600,231	63.5%
Outside California	274,481	37.3%	281,395	29.8%
Total Workers’ Compensation	732,759	99.7%	881,626	93.3%
Reinsurance(2)	2,397	0.3%	63,030	6.7%
	735,156	100.0%	944,656	100.0%
Net Premiums Written(1):
Workers’ Compensation:
California	439,187	62.3%	575,896	63.3%
Outside California	263,674	37.4%	270,718	29.8%
Total Workers’ Compensation	702,861	99.7%	846,614	93.1%
Reinsurance(2)	2,422	0.3%	62,928	6.9%
	705,283	100.0%	909,542	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	451,558	62.4%	574,638	65.0%
Outside California	260,086	36.0%	261,831	29.6%
Total Workers’ Compensation	711,644	98.4%	836,469	94.6%
Reinsurance(2)	11,902	1.6%	47,330	5.4%
	723,546	100.0%	883,799	100.0%
Income (Loss) before Tax/Combined Ratio of(1):
Workers’ Compensation(4)(5)	231,459	67.5%	146,706	82.5%
Reinsurance(3)	(19,911)	267.3%	(45,002)	195.1%

COMBINED LOSS AND EXPENSE RATIOS(1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses(4)		32.3%		55.2%
Underwriting and Other Operating Expenses(5)		35.2%		27.3%
Combined Ratio		67.5%		82.5%
Reinsurance(3):
Loss and Loss Adjustment Expenses		248.9%		182.5%
Underwriting and Other Operating Expenses		18.4%		12.6%
Combined Ratio		267.3%		195.1%

(1)                See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)                The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

(3)                Includes $19.9 million before tax of increased losses attributable to claims and information we received in the second and third quarters of 2006 primarily from Hurricanes Wilma and Rita.  Catastrophe losses associated with Hurricanes Katrina and Rita were $55.7 million before tax in the nine months ended September 30, 2005.

(4)                Includes favorable prior accident year loss reserve development of $123.8 million (17.4% of earned premium) for the nine months ended September 30, 2006 and $13.0 million (1.6% of earned premium) for the comparable period in 2005.

(5)                Includes additional policyholder dividends of $27.0 million (3.8% of earned premium) in the nine months ended September 30, 2006 and $11.0 million (1.3% of earned premium) for the comparable period in 2005 related to the lower loss ratio estimates for prior accident years.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended September 30,
	2006	2005
	(In thousands, except footnotes)

TOTAL REVENUES:

Net Premiums Earned	$229,636	$301,302
Net Investment Income	27,494	20,550
Realized Gains on Investments	833	2,043
	$257,963	$323,895
RESULTS OF OPERATIONS BY SEGMENT(1):
Income from Investment Segment:
Net Investment Income	$27,494	$20,550
Net Realized Gains on Investments	833	2,043
	28,327	22,593
Workers’ Compensation Segment	92,345	62,681
Reinsurance Segment(2)	(5,002)	(49,951)
Parent Segment(3)	(3,029)	(3,904)
Income from Continuing Operations before Tax	112,641	31,419
Income Tax Expense(4)	40,441	9,672
Income from Continuing Operations after Tax	72,200	21,747
Gain on Sale of Discontinued Real Estate Segment after Tax(5)		1,253
NET INCOME	$72,200	$23,000

(1)                See Supplemental Financial Information for a description of segment results.

(2)                Includes $5.0 million before tax ($3.2 million after tax, or $0.09 per share) of increased estimated losses attributable to claims and information we received in the third quarter of 2006 primarily from Hurricanes Wilma and Rita.  Catastrophe losses associated with Hurricanes Katrina and Rita were $55.7 million before tax ($36.2 million after tax, or $0.98 per share) in the third quarter of 2005.

(3)                Includes interest expense before tax of $1.3 million and $2.0 million for the three months ended September 30, 2006 and 2005, respectively.

(4)                Income tax expense in the third quarter of 2005 was reduced by $1.0 million for reduction of an estimated tax liability for prior years.

(5)                In the third quarter of 2005, we recorded the last payment under the earn-out provision of the 2002 sale of our home building business and related real estate assets.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

	Three Months Ended September 30,
	2006		2005
	(Dollars in thousands)

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross Premiums Written(1):
Workers’ Compensation:
California	$137,855	59.6%	$194,833	60.5%
Outside California	93,570	40.4%	92,524	28.7%
Total Workers’ Compensation	231,425	100.0%	287,357	89.2%
Reinsurance(2)	(157)		34,887	10.8%
	231,268	100.0%	322,244	100.0%
Net Premiums Written(1):
Workers’ Compensation:
California	132,013	59.5%	186,730	60.1%
Outside California	89,880	40.5%	88,986	28.7%
Total Workers’ Compensation	221,893	100.0%	275,716	88.8%
Reinsurance(2)	(151)		34,748	11.2%
	221,742	100.0%	310,464	100.0%
Net Premiums Earned:
Workers’ Compensation:
California	139,156	60.6%	191,105	63.4%
Outside California	89,506	39.0%	86,305	28.7%
Total Workers’ Compensation	228,662	99.6%	277,410	92.1%
Reinsurance(2)	974	0.4%	23,892	7.9%
	229,636	100.0%	301,302	100.0%
Income(Loss) before Tax/Combined Ratio of(1):
Workers’ Compensation(4)(5)	92,345	59.6%	62,681	77.4%
Reinsurance(3)	(5,002)	613.6%	(49,951)	309.1%

COMBINED LOSS AND EXPENSE RATIOS(1):
Workers’ Compensation:
Loss and Loss Adjustment Expenses(4)		14.7%		46.9%
Underwriting and Other Operating Expenses(5)		44.9%		30.5%
Combined Ratio		59.6%		77.4%
Reinsurance(3):
Loss and Loss Adjustment Expenses		583.9%		298.6%
Underwriting and Other Operating Expenses		29.7%		10.5%
Combined Ratio		613.6%		309.1%

(1)                See Supplemental Financial Information for a description of segment results, “Combined Ratio” and “Premiums Written.”

(2)                The results of the reinsurance segment in 2006 reflect the impact of our previously announced exit from this business.

(3)                Includes $5.0 million before tax of increased estimated losses attributable to claims and information we received in the third quarter of 2006 primarily from Hurricanes Wilma and Rita.  Catastrophe losses associated with Hurricanes Katrina and Rita were $55.7 million before tax in the third quarter of 2005.

(4)                Includes favorable prior accident year loss reserve development of $58.6 million (25.6% of earned premium) for the three months ended September 30, 2006 and $8.1 million (2.9% of earned premium) for the comparable period in 2005.

(5)                Includes additional policyholder dividends of $27.0 million (11.8% of earned premium) in the three months ended September 30, 2006 and $11.0 million (4.0% of earned premium) for the comparable period in 2005 related to the lower loss ratio estimates for prior accident years.

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

HOW WE REPORT ON OUR RESULTS

Our business is comprised of the following segments: investments; workers’ compensation; reinsurance; and parent.  Our real estate segment was discontinued in 2002.  In September 2005, we announced our exit from the reinsurance segment.  Results of the investments segment include investment income and realized gains and losses on investments and we do not allocate investment income to our workers’ compensation and reinsurance segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined solely by deducting loss and loss adjustment expenses incurred and underwriting and other operating expenses incurred from net premiums earned (this result is also known as underwriting income or loss).  The parent segment loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The ratios discussed in this press release are calculated using GAAP financial results (defined as accounting principles generally accepted in the United States of America).  The combined ratio is the sum of the loss and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The loss and loss adjustment expense ratio is the percentage of net incurred loss and loss adjustment expenses to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with GAAP, we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Net Cash Flow From the Workers’ Compensation Business

Net cash flow from our workers’ compensation business is a non-GAAP financial measure that represents the net cash flow generated by deducting from workers’ compensation premiums collected during the period the amount of workers’ compensation loss and loss adjustment expenses paid and workers’ compensation underwriting and other operating expenses paid during the applicable period.  We provide this measure to assist in understanding the change in the net cash provided by operating activities in the periods presented, given that we exited the reinsurance business in 2005.  Net cash flow from the workers’ compensation business does not include the following: premiums collected, losses paid and underwriting and other operating expenses paid in the reinsurance business; investment income received; interest and other expenses paid by our parent company; and income taxes paid, all of which are included in net cash provided from operating activities, the most comparable GAAP financial measure of net cash flow.  The following table provides a reconciliation of the net cash flow from our workers’ compensation business to the net cash provided from operating activities:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands)
Net Cash Flow From Workers’ Compensation Segment	$65,580	$110,778	$211,620	$339,711
Net Cash Used in Reinsurance Segment	(25,467)	(120)	(57,894)	(8,157)
Investment Income Received	18,923	16,377	52,465	50,417
Interest and Other Expenses Paid by Parent	(2,815)	(5,058)	(5,811)	(18,402)
Income Taxes Paid	(30,866)	(36,399)	(96,230)	(80,680)
Net Cash Provided by Operating Activities	$25,355	$85,578	$104,150	$282,889

ZENITH NATIONAL INSURANCE CORP.
Selected Financial Data (Unaudited)

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium before commission expense that we expect to receive from our policies for the applicable period.  Net premiums written represent the amount of premiums we have billed to our policyholders in the applicable period less the cost of any reinsurance ceded.  Net premiums earned, the most comparable GAAP measure, represents the portion of premiums written that is recognized as earned in the financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of gross premiums written and net premiums written to net premiums earned:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(In thousands)
Workers’ Compensation:
Gross Premiums Written	$231,425	$287,357	$732,759	$881,626
Ceded Premiums	(9,532)	(11,641)	(29,898)	(35,012)

Net Premiums Written	221,893	275,716	702,861	846,614
Change in Unearned Premiums, Net of Reinsurance	6,769	1,694	8,783	(10,145)

Net Premiums Earned	$228,662	$277,410	$711,644	$836,469

Reinsurance:
Gross Premiums Written	$(157)	$34,887	$2,397	$63,030
Ceded Premiums Refunded (Paid)	6	(139)	25	(102)

Net Premiums Written	(151)	34,748	2,422	62,928
Change in Unearned Premiums, Net of Reinsurance	1,125	(10,856)	9,480	(15,598)

Net Premiums Earned	$974	$23,892	$11,902	$47,330